UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2023, ADTRAN Holdings, Inc. (the “Company”), its wholly-owned direct subsidiary, ADTRAN, Inc. (the “Borrower”), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), entered into a Second Amendment to Credit Agreement and First Amendment to Collateral Agreement (the “Amendment”), which amends (i) that certain Credit Agreement, dated as of July 18, 2022 (as amended or otherwise modified, including by the Amendment, the “Credit Agreement”), by and among the Borrower, the Company, the lenders party thereto and the Administrative Agent and (ii) that certain Collateral Agreement, dated as of July 18, 2022, by and among the Borrower, the Company, the lenders party thereto and the Administrative Agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable. The Amendment, among other things, provides the Company and its subsidiaries with additional covenant headroom from (and including) the fourth quarter of 2023 through and including the third quarter of 2024 (the “Covenant Relief Period”) and revises and/or adds certain other financial covenants. The full set of financial covenants includes the following:

•	As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, the Consolidated Total Net Leverage Ratio may not exceed 5.00x.

•	As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, the Consolidated Senior Secured Net Leverage Ratio may not exceed:

•

In the event of the purchase by the Company of at least sixty percent (60%) of the outstanding shares of Adtran Networks SE not owned by the Company as of August 9, 2023 (such event, a “Springing Covenant Event” and the fiscal quarter in which the Springing Covenant Event Occurs and the three consecutive quarterly test periods thereafter, the “Springing Covenant Period”), the following covenant levels:

•	First fiscal quarter ending after a Springing Covenant Event: 4.00x

•	Second fiscal quarter ending after a Springing Covenant Event: 3.75x

•	Third and fourth fiscal quarters ending after a Springing Covenant Event: 3.50x

•

If the Company or any of its subsidiaries incurs certain unsecured Indebtedness in excess of $50,000,000 in connection with a transaction that is a Springing Covenant Event or during a Springing Covenant Period, the Consolidated Senor Secured Net Leverage Ratio covenant will step down to 3.50x at the time of such incurrence.

•	If a Springing Covenant Period is not in effect, the following covenant levels:

•	From December 31, 2023 through and including March 31, 2024: 3.25x.

•	From April 1, 2024 through and including June 30, 2024: 3.50x.

•	From July 1, 2024 and thereafter: 3.25x.

•	As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, the Consolidated Fixed Charge Coverage Ratio may not exceed 1.25x.

•

During the Covenant Relief Period or a Springing Covenant Period, as of the last day of any fiscal quarter (i) cash and cash equivalents of the Credit Parties must be at least $50,000,000 and (ii) cash and cash equivalents of the Company and its subsidiaries must be at least $75,000,000.

The Company is also required to add certain additional domestic and international subsidiaries as guarantors under the Credit Agreement (the “New Guarantors”). In addition to the guarantees provided by the New Guarantors, the New Guarantors will also grant security interests in favor of the Administrative Agent over substantially all tangible and intangible assets, and the Credit Parties will grant mortgages in favor of the Administrative Agent over certain owned real estate assets.

The Credit Agreement continues to provide for borrowings of up to $400.0 million in aggregate principal amount, as well as an additional $50 million delayed draw term loan A tranche that would be available upon a Springing Covenant Event. It also continues to permit the Company to prepay any or all of the outstanding loans or to reduce the commitments under the Credit Agreement subject to certain limitations and minimum payment thresholds.

Furthermore, the Credit Agreement continues to contain customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments, dispose of assets, make restricted payments, engage in mergers or consolidations, engage in transactions with affiliates, modify its organizational documents, and enter into certain restrictive agreements. It also contains customary events of default, such as misrepresentation and a default in the performance or observance of any covenant (subject to customary cure periods and materiality thresholds). Upon the occurrence and during the continuance of an event of default, the Administrative Agent continues to remain entitled to take various actions, including the acceleration of all amounts due under the Credit Agreement.

The foregoing summary of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and are incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number		Description

10.1	*	Second Amendment to Credit Agreement and First Amendment to Collateral Agreement, dated as of January 16, 2024, by and among ADTRAN Holdings, Inc., ADTRAN, Inc., Wells Fargo Bank, National Association, and the lenders party thereto

104		Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted documents to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024	ADTRAN Holdings, Inc.

	By:	/s/ Ulrich Dopfer
Ulrich Dopfer
Chief Financial Officer